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                                                                   EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

         Set forth below is a list of certain of the Registrant's subsidiaries. Such subsidiaries are incorporated or organized in the jurisdictions indicated. Except as otherwise indicated herein, each of the other listed subsidiaries is wholly owned by Revlon Consumer Products Corporation directly, or indirectly as indicated, and all listed subsidiaries are included in the Registrant's consolidated financial statements. The names of the Registrant's remaining subsidiaries have been omitted from the following list, but such omitted subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                             DOMESTIC SUBSIDIARIES

AMERICAN CREW, INC., an Illinois corporation
ALMAY, INC., a Delaware corporation
APPLIED SCIENCE & TECHNOLOGIES INC., a Delaware corporation
CARRINGTON PARFUMS LTD., a Delaware corporation
CHARLES REVSON INC., a New York corporation
CREATIVE NAIL DESIGN, INC., a California corporation
         (d/b/a CREATIVE NAIL DESIGN SYSTEMS AND CND INC. in California) DOLLY PARTON INC., a Delaware corporation
FASHION & DESIGNER FRAGRANCE GROUP, INC., a Delaware corporation
FERMODYL PROFESSIONALS INC., a Delaware corporation
GENERAL WIG MANUFACTURERS, INC., a Florida corporation(1)
         (d/b/a REVLON GENERAL WIG AND BEAUTY TRENDS in Florida)
NORTH AMERICA REVSALE INC., a New York corporation
OXFORD PROPERTIES CO., a Delaware corporation
         (d/b/a OXFORD PROPERTIES OF DELAWARE in North Carolina)
PACIFIC FINANCE & DEVELOPMENT CORP., a California corporation
PPI TWO CORPORATION, a Delaware corporation
PRESTIGE FRAGRANCE & COSMETICS, INC., a Delaware corporation
         (d/b/a COLOURS & SCENTS in Arizona, California, Colorado, Florida, Georgia, Hawaii, Massachusetts, Missouri, Nevada, New Mexico, New York, North Carolina, Ohio, Pennsylvania, Tennessee, Texas, Virginia and Washington)
         (d/b/a THE COSMETIC WAREHOUSE in Florida)
         (d/b/a PFC FRAGRANCE & COSMETICS, INC. in California)
         (d/b/a VISAGE in Florida)
PRESTIGE FRAGRANCES, LTD., a Delaware corporation
REALISTIC/ROUX PROFESSIONAL PRODUCTS INC., a Delaware corporation(1)
REVLON COMMISSARY SALES, INC., a Delaware corporation(2)
REVLON CONSUMER CORP., a Delaware corporation


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                        DOMESTIC SUBSIDIARIES, CONTINUED



REVLON GOVERNMENT SALES, INC., a Delaware corporation
REVLON INTERNATIONAL CORPORATION, a Delaware corporation
REVLON PROFESSIONAL, INC., a Delaware corporation (1)
REVLON PROFESSIONAL PRODUCTS INC., a Delaware corporation (1)
REVLON RECEIVABLES SUBSIDIARY, INC., a Delaware corporation
RIROS CORPORATION, a New York corporation RIT INC., a Delaware corporation (4) ROUX LABORATORIES, INC., a New York corporation
         (d/b/a REVLON PROFESSIONAL in Florida and New York)

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                              FOREIGN SUBSIDIARIES

FOREIGN SUBSIDIARIES

CEIL - COMERCIAL, EXPORTADORA, INDUSTRIAL LTDA. (Brazil) (4) CENDICO B.V. (Netherlands) (5)
COLEMAN DO BRASIL INDUSTRIA E COMERCIO LIMITADA (Brazil) (32) DEUTSCHE REVLON GMBH (Germany) (31)
DEUTSCHE REVLON GMBH & CO. KG (Germany) (27)
EUROPEAN BEAUTY PRODUCTS S.P.A. (Italy) (21)
EUROPEENNE DE PRODUITS DE BEAUTE S.A. (France) (9)
INTERCOSMO S.P.A. (Italy) (10)
REVLON A.B. (Sweden) (11)
REVLON (AUST.) PTY. LIMITED (Australia) (12)
REVLON BELGIUM S.A. (Belgium) (29)
REVLON B.V. (Netherlands) (3)
REVLON CANADA INC. (Canada) (3)
REVLON (CAYMAN) LIMITED (Cayman Islands) (22)
REVLON CHINA HOLDINGS LIMITED (33)
REVLON COIFFURE SNC (France) (13)
REVLON COSMETICS AND FRAGRANCES LIMITED (United Kingdom) (14) REVLON DE ARGENTINA, S.A.I.C. (Argentina) (15)
REVLON EUROPE, MIDDLE EAST AND AFRICA LTD. (Bermuda) (5) REVLON GESELLSCHAFT M.B.H. (Austria) (16)
REVLON GROUP LIMITED (United Kingdom)
REVLON (HONG KONG) LIMITED (Hong Kong) (3)
REVLON (ISRAEL) LIMITED (Israel) (17)
REVLON K.K. (Japan) (3)
REVLON REAL ESTATE K.K. (Japan) (3)
REVLON LATIN AMERICA AND CARIBBEAN, LTD. (Bermuda) (5)
REVLON (MALAYSIA) SDN. BHD. (Malaysia) (3)
REVLON MANUFACTURING LTD. (Bermuda) (3)
REVLON MANUFACTURING (U.K.) LIMITED (United Kingdom) (18) REVLON MAURITIUS LTD. (Mauritius) (3)
REVLON NEDERLAND B.V. (Netherlands) (8)
REVLON NEW ZEALAND LIMITED (New Zealand) (3)
REVLON OFFSHORE LIMITED (Bermuda)
REVLON OVERSEAS CORPORATION, C.A. (Venezuela) (19)
REVLON PENSION TRUSTEE COMPANY (U.K.) LIMITED (United Kingdom) REVLON - PRODUTOS COSMETICOS, LTDA. (Portugal) (8)
REVLON PROFESIONAL, S.A. DE C.V. (Mexico) (6)
REVLON PROFESSIONAL LIMITED (Ireland) (1)
REVLON (PUERTO RICO) INC. (Puerto Rico) (3)

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FOREIGN SUBSIDIARIES, CONTINUED

REVLON-REALISTIC INTERNATIONAL LIMITED (Ireland) (28)
REVLON, S.A. (Mexico) (3)
REVLON, S.A. (Spain) (20)
REVLON (SHANGHAI) LIMITED (34)
REVLON (SINGAPORE) PTE. LTD. (Singapore) (3)
REVLON SOUTH AFRICA (PROPRIETARY) LIMITED (South Africa) (7)
REVLON (SUISSE) S.A. (Switzerland) (3)
REVLON TAIWAN LIMITED (Taiwan) (7)
RGI BEAUTY PRODUCTS (PROPRIETARY) LIMITED (South Africa)
RGI (CAYMAN) LIMITED (Cayman Islands) (30)
RGI LIMITED (Cayman Islands) (23)
RGI MEDICAL PRODUCTS (PTY.) LIMITED (South Africa) (24)
RIC PTY. LIMITED (Australia) (5)
R.I.F.C. BANK LIMITED (Bahamas) (7)
R.O.C. HOLDING C.A. (Venezuela) (3)
SHANGHAI REVSTAR COSMETIC MARKETING SERVICES (34)
TINDAFIL, S.A. (Uruguay) (25)
ULTIMA II COSMETICS GMBH (Germany) (26)
YAE ARTISTIC PACKINGS INDUSTRY LTD. (Israel) (17)

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                                   OWNERSHIP

(1)      Owned 100% by ROUX LABORATORIES INC. (New York)
(2)      Owned 100% by REVLON GOVERNMENT SALES, INC. (Delaware)
(3)      Owned 100% by REVLON INTERNATIONAL CORPORATION (Delaware)
(4) Owned 99% by RGI LIMITED (Cayman Islands) and less than 1% by REVLON INTERNATIONAL CORPORATION (Delaware)
(5)      Owned 100% by REVLON MANUFACTURING LIMITED (Bermuda)
(6) Owned 95% by ROUX LABORATORIES INC. (New York) and 5% by THIRD PARTIES
(7)      Owned 100% by REVLON OFFSHORE LIMITED (Bermuda)
(8)      Owned 100% by REVLON, S.A. (Spain)
(9)      Owned 62% by REVLON EUROPE, MIDDLE EAST AND AFRICA LTD. (Bermuda),
         37% by REVLON INTERNATIONAL CORPORATION (Delaware) and 1% by REVLON, S.A. (Spain)
(10)     Owned 100% by EUROPEAN BEAUTY PRODUCTS S.P.A. (Italy)
(11)     Owned 100% by REVLON B.V. (Netherlands)
(12) Owned 50% by REVLON MANUFACTURING LIMITED (Bermuda) and 50% by RIC PTY. LIMITED (Australia)
(13)     Owned 100% by EUROPEENNE DE PRODUITS DE BEAUTE, S.A. (France)
(14)     Owned 100% by REVLON MANUFACTURING (UK) LIMITED (United Kingdom)
(15) Owned 94% by REVLON INTERNATIONAL CORPORATION (Delaware) and 6% by REVLON MANUFACTURING LTD. (Bermuda)
(16) Owned 74% by REVLON INTERNATIONAL CORPORATION (Delaware) and 26% by REVLON CONSUMER PRODUCTS CORPORATION (Delaware)
(17)     Owned 99.8% by REVLON AB, the remainder by third parties (Sweden)
(18)     Owned 100% by REVLON GROUP LIMITED (United Kingdom)
(19)     Owned 100% by R.O.C. HOLDING C.A. (Venezuela)
(20) Owned 54% by REVLON EUROPE, MIDDLE EAST AND AFRICA LTD. (Bermuda) and 46% by REVLON INTERNATIONAL CORPORATION (Delaware)
(21)     Owned 95.45% by REVLON, S.A. (Spain)
         and 4.55% by REVLON INTERNATIONAL CORPORATION (Delaware)
(22)     Owned 100% by PPI TWO CORPORATION (Delaware)
(23) Owned 98% by REVLON CONSUMER PRODUCTS CORPORATION (Delaware) and 2% by REVLON (CAYMAN) LIMITED (Cayman Islands)
(24)     Owned 100% by REVLON SOUTH AFRICA (PTY.) LTD. (South Africa)
(25)     Owned 100% by CEIL - COMERCIAL, EXPORTADORA, INDUSTRIAL LTDA. (Brazil)
(26) Owned 75% by REVLON INTERNATIONAL CORPORATION (Delaware) and 25% by REVLON CONSUMER PRODUCTS CORPORATION (Delaware)
(27) Owned 50% by DEUTSCHE REVLON GMBH (Germany) and 50% by REVLON OFFSHORE LIMITED (Bermuda)
(28) Owned 97% by REVLON PROFESSIONAL LIMITED (Ireland) and 3% by ROUX LABORATORIES INC. (New York)
(29)     Owned 100% by REVLON NEDERLAND B.V. (Netherlands)

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(30)     Owned 100% by REVLON (CAYMAN) LIMITED (Cayman Islands)
(31) Owned 99% by REVLON CONSUMER PRODUCTS CORPORATION (Delaware) and 1% by REVLON INTERNATIONAL CORPORATION (Delaware)
(32) Owned 83% by CEIL - COMERCIAL, EXPORTADORA, INDUSTRIAL LTDA. (Brazil), 15% by RGI LIMITED (Cayman Islands) and 2% by REVLON INTERNATIONAL CORPORATION (Delaware)
(33) Owned 94.737% by REVLON INTERNATIONAL CORPORATION (Delaware) and 5.263% by SUMSTAR DEVELOPMENT LIMITED (Cayman Islands), an unrelated third party
(34) Owned 95% by REVLON CHINA HOLDINGS LIMITED and 5% by BEIJING SUMSTAR INDUSTRIAL COMPANY LIMITED, an unrelated third party

                                 -6-